Exhibit 99.1

Press Release	FOR IMMEDIATE RELEASE
Contact: Patrick G. O’Brien
Telephone: (724) 684-6800

FEDFIRST FINANCIAL CORPORATION

ANNOUNCES COMPLETION OF 10% STOCK REPURCHASE PROGRAM

December 18, 2012, Monessen, PA.  FedFirst Financial Corporation (NASDAQ Capital: FFCO) today announced that the Company has completed its purchase of a total of 315,259 shares of the Company’s common stock, at an average price of $16.03 per share, in connection with its previously announced stock repurchase program, which the Company commenced on November 14, 2012. The Company purchased an additional 30,259 shares over what was originally announced as a result of a larger number of shares becoming available.

FedFirst Financial Corporation is the parent company of First Federal Savings Bank, a community-oriented financial institution operating seven full-service branch locations in southwestern Pennsylvania. First Federal offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc., its 80% owned subsidiary.